SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 14, 2008
(Date of earliest event reported)

uVuMobile, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26809	91-1962104
(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2160 Satellite Boulevard
Suite 130
Duluth, GA 30097
(Address of principal executive offices)

(678) 417-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On February 13, 2008, uVuMobile, Inc. (the “Company”) received the consent of a majority of the outstanding holders of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”), the Company’s Series A-1 Convertible Preferred Stock, par value $0.001 per share, and the Company’s Series B Convertible Preferred Stock, par value $0.001 per share, to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 shares to 300,000,000 shares.

The amendment to the Certificate of Incorporation became effective on February 13, 2008, upon the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.  A copy of the Certificate of Amendment as filed with the Secretary of State of the State of Delaware is filed herewith as Exhibit 3.1.

Item 9.01   Financial Statements And Exhibits.

(c)   Exhibits.

3.1	Certificate of Amendment to the Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on February 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UVUMOBILE, INC.

	By:	/s/ William J. Loughman
Name: William J. Loughman
Title: President and CEO

Date: February 14, 2008

EXHIBIT INDEX

3.1	Certificate of Amendment to the Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on February 13, 2008.